UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 20, 2006
SOVEREIGN BANCORP, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation)	1-16581 (Commission File Number)	23-2453088 (IRS Employer Ident. No.)

1500 Market Street, Philadelphia, Pennsylvania (Address of principal executive offices)	19102 (Zip Code)
(215) 557-4630
Registrant’s telephone number, including area code
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 8.01 Other Events.
SIGNATURES

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Amendment to Sovereign Bancorp, Inc. Bonus Recognition and Retention Program
     On December 20, 2006, the board of directors of Sovereign Bancorp, Inc. (“Sovereign”) amended the Sovereign Bancorp, Inc. Bonus Recognition and Retention Program (the “Bonus Deferral Program”). The Bonus Deferral Program permits a selected executive officer of Sovereign, or certain of its subsidiaries, to annually defer receipt of 25% to 50% of his or her bonus for a given year. The deferred amount, along with a 100% matching contribution by the employer on behalf of the participant, is placed in a grantor trust and is currently invested in Sovereign common stock, which is purchased by the trust’s independent trustee in the open market. Earnings on the deferral and match are currently reinvested in Sovereign common stock as well. A participant becomes 100% vested in the aggregate of each year’s deferral, match and deemed earnings thereon five years after the initial deposit of such year’s contribution to the trust. A participant also vests in his or her account balance in the event of termination of employment by reason of death, disability, retirement, involuntary termination or the occurrence of a change of control. Termination for cause or voluntary termination of employment prior to the expiration of the five-year vesting period generally results in the forfeiture of the entire account balance, including the amount initially deferred by the participant. Payment of vested account balances is made in stock, in accordance with the prior election of the participant or, in certain cases, at other times specified by the Bonus Deferral Program document.
     The amendments to the Bonus Deferral Program approved on December 20, 2006 will make the program similar to a traditional nonqualified deferred compensation plan.
•	Beginning with amounts deferred in fiscal year 2008 for performance in fiscal year 2007, participants in the Bonus Deferral Program will be permitted to defer compensation and choose among various 401(k)-type investment options upon which the rate of return of amounts deferred will be based. Participant’s accounts will be adjusted periodically to reflect the deemed gains and losses attributable to the deferred amounts. Sovereign will determine the specific investment options in the near future.

•	Beginning with amounts deferred in fiscal year 2008 for performance in fiscal year 2007, Sovereign will no longer be matching deferred amounts.

•	Beginning with amounts deferred in fiscal year 2008, participants will always be 100% vested in the amounts deferred. Amounts deferred prior to fiscal year 2008 and Sovereign’s matching contributions thereto will continue to be governed by a five-year cliff-vesting schedule.

•	Beginning with amounts deferred in fiscal year 2008, directors of Sovereign will be permitted to defer cash fees received for board service.

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     The terms of the Bonus Deferral Program in effect prior to the amendment will govern all deferrals made in fiscal years before 2008.
Termination of Sovereign Bancorp, Inc. Senior Officers Bonus Award Program
     Effective December 20, 2006, Sovereign’s board of directors amended the Sovereign Bancorp, Inc. Senior Officers Bonus Award Program (the “Senior Officers Program”) to terminate it. No executive officer will receive a payment under the Senior Officers Program for 2006, 2007, or thereafter. Prior to its termination, the Senior Officers Program entitled certain members of the Office of the Chairman of Sovereign Bank to receive cash bonuses if certain financial targets were met or exceeded for calendar years 2004 through 2008 and the participant satisfied the program’s continued service requirements.
Item 8.01 Other Events.
     Alan H. Fishman, President and Chief Operating Officer of Sovereign Bank (the “Bank”), the wholly-owned banking subsidiary of Sovereign, and Chairman and Chief Executive Officer of the New York Division of the Bank, resigned, effective December 29, 2006, from employment under his Employment Agreement, dated as of October 24, 2005 (the “Fishman Agreement”), with Sovereign and the Bank. Sovereign entered into the Fishman Agreement in connection with Sovereign’s acquisition of Independence Community Bank Corp, Inc., which was completed on June 1, 2006. Mr. Fishman resigned for Good Reason, as defined in the Fishman Agreement, which permitted him to resign in the event that Sovereign failed to appoint Mr. Fishman as Chief Executive Officer of Sovereign and Sovereign Bank once Jay S. Sidhu ceased to be employed by Sovereign.
     As a result of his resignation for Good Reason under the Fishman Agreement, Mr. Fishman will receive (i) a lump-sum cash payment of approximately $4.560 million, representing three times the sum of Mr. Fishman’s base salary and his target annual bonus; (ii) continuation, for 36 months, of coverage under Sovereign’s health and welfare benefit plan; and (iii) an annual lifetime retirement benefit of $532,000, representing 35% of the sum of Mr. Fishman’s base salary and his target annual bonus. Pursuant to the Fishman Agreement, Mr. Fishman will also receive a payment of approximately $758,000, representing a pro rata portion of his annual bonus for the year ending December 31, 2006 as well as (i) any unpaid base salary; (ii) any accrued but unpaid vacation through the date of termination; and (iii) all other payments, benefits or fringe benefits to which he may be entitled under the terms of any applicable compensation arrangement or benefit, equity or fringe benefit plan or program or grant. Also, pursuant to the Fishman Agreement, all of the equity awards made to Mr. Fishman in accordance with the Fishman Agreement will vest in full, and the stock options will remain exercisable until the earlier of the grant’s original expiration date or one year following the date of Mr. Fishman’s resignation. The net value of the accelerated awards to Mr. Fishman is approximately $1.285 million based on the October 20, 2006 closing price of $25.77 per share of Sovereign common stock.
     Costs relating to Mr. Fishman’s resignation from employment are included in the “Severance and Employee Charges” described in Exhibit 99.3 to the Current Report filed by Sovereign on December 22, 2006.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOVEREIGN BANCORP, INC.
Dated: December 27, 2006
	By:	/s/ Stacey V. Weikel
Stacey V. Weikel
Senior Vice President

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